                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              QUEST SOFTWARE, INC.


                David Doyle and John Laskey hereby certify that:

                ONE: They are the duly elected and acting President and Chief Financial Officer, respectively, of Quest Software, Inc., a California corporation (the "Corporation").

                TWO: The Articles of Incorporation of the Corporation are hereby amended and restated to read in their entirety as follows:

                                       I.

                The name of the Corporation is Quest Software, Inc.

                                       II.

                The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

        A. Classes of Stock. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Fifty-Six Million Three Hundred Thousand (56,300,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is Six Million Three Hundred Thousand (6,300,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Fifty Million (50,000,000). The Preferred Stock shall have no par value and the Common Stock shall have no par value.

        B. Rights, Preferences and Restrictions of Series A Preferred Stock. Four Million Five Hundred Thousand (4,500,000) shares of the Preferred Stock authorized by these Amended and Restated Articles of Incorporation shall be designated as "Series A Preferred Stock." The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as follows:

                1. Dividends. The holders of shares of Series A Preferred Stock will be entitled to receive, if, when and as declared by the Board of Directors, out of any funds legally available therefor, subject to the rights of the holders of the Series B Redeemable Preferred Stock of the Corporation to receive the Series B Dividends (as defined below), cumulative dividends at the rate of 8% of the Series A Base Liquidation Preference Amount (as defined below) per share per annum (appropriately adjusted for stock splits and combinations) for each share of Series A

Preferred Stock then held by them commencing on the date the Series A Preferred Stock is first issued (the "Series A Preferred Stock Issue Date"). All dividends shall be cumulative without interest (except as provided in Section B.3(C)), whether or not earned or declared, on a daily basis from the Series A Preferred Stock Issue Date, and shall be payable semi-annually in arrears on June 30 and December 31 (each a "Dividend Payment Date") of each year, commencing on the first Dividend Payment Date after the Series A Preferred Stock Issue Date. Each dividend on the Series A Preferred Stock, if declared, shall be payable to the holders of record as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten (10) nor more than sixty (60) days prior to the applicable Dividend Payment Date.

                2.      Liquidation Preference.

                        (a) Without limiting the rights of holders to redeem or convert the Series A Preferred Stock under Sections 3 and 4 hereof, and in the time periods specified therein, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of Series A Preferred Stock shall be entitled to receive, subject to the rights of the holders of the Series B Redeemable Preferred Stock of the Corporation to receive the Series B Liquidation Preference Amount (as defined below) but prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other stock ranking on liquidation, dissolution or winding up of the Corporation junior to the Series A Preferred Stock, an amount per share equal to the sum of (i) $5.625 per share of Series A Preferred Stock (subject to adjustment for stock splits, combinations, stock dividends or recapitalizations) (the "Series A Base Liquidation Preference Amount"), and (ii) accrued but unpaid dividends with respect to such shares plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up (the sum of the foregoing being referred to herein as the "Series A Liquidation Preference Amount"). If upon the occurrence of such event and after payment of the Series B Liquidation Preference Amount to the holders of the Series B Redeemable Preferred Stock of the Corporation the assets and funds to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution after payment of the Series B Liquidation Preference Amount shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the aggregate full aforesaid preferential amounts to which such holder would otherwise been entitled to receive.

                        (b)     After the distributions described in subsection
(a) above have been paid, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                        (c)     For purposes of this Section B.2, a
"liquidation, dissolution or winding up" of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the

Corporation), unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition, hold at least 50% of the voting power of the surviving or acquiring entity; or (B) a sale of all or substantially all of the assets of the Corporation.

                        (d) In any Liquidation Event, if the consideration distributed on account of such Liquidation Event is other than cash, its value will be deemed its fair market value, which shall be valued as follows:

                                (i)     Securities not subject to investment
letter or other similar restrictions on free marketability covered by (ii) below:

                                        (A)     If traded on a national
securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) day period ending three (3) days prior to the closing;

                                        (B)     If traded over-the Nasdaq
National Market System, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) day period ending three (3) days prior to the closing; and

                                        (C)     If there is no trading of such
consideration in accordance with the preceding paragraphs (A) and (B), the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority in interest of the Series A Preferred Stock.

                        (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority in interest of the Series A Preferred Stock.

                (e) The Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending transaction which may result in a Liquidation Event not later than fifteen (15) days prior to the shareholders' meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction, whichever is earlier; provided, however, that such periods may be shortened or waived upon the written consent of a majority in interest of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights.

        3.      Redemption.

                (a)     Redemption Events.

                        (i) The holder or holders of not less than a majority in voting power of the outstanding Series A Preferred Stock may require the Corporation to redeem for cash the outstanding Series A Preferred Stock in two equal installments, with the first such installment for fifty percent (50%) of the then-outstanding shares of Series A

Preferred Stock being due and payable on April 30, 2006 in an amount equal to the then applicable Series A Liquidation Amount and the second such installment for fifty percent (50%) of the then-outstanding shares of Series A Preferred Stock being due and payable on April 30, 2007 in an amount equal to the then applicable Series A Liquidation Amount.

                        (ii) An election pursuant to subparagraph (i) of this Section B.3(a) shall be made by such holders of not less than a majority in interest of the Series A Preferred Stock giving the Corporation and each other holder of Series A Preferred Stock not less than ninety (90) days written notice prior to April 30, 2006.

                (b) Redemption Date; Redemption Price. Upon the election of the holders of at least a majority of the voting power of the outstanding Series A Preferred Stock to cause the Corporation to redeem the Series A Preferred Stock pursuant to Section B.3(a)(i), all holders of Series A Preferred Stock shall be deemed to have elected to cause all of the Series A Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section B.3(a) shall be referred to as "Series A Preferred Redemption Date." The redemption price for each share of Series A Preferred Stock redeemed pursuant to Section B.3 shall be an amount in cash equal to the Series A Liquidation Preference Amount applicable as of the date of such redemption (the "Series A Preferred Redemption Price"). Subject to the rights of the holders of the Redeemable Preferred Stock, the aggregate Series A Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Series A Preferred Stock on the Series A Preferred Redemption Date, subject to Section B.3(c). Notwithstanding the election to cause the Corporation to redeem the Series A Preferred Stock as provided above, until the full Series A Preferred Redemption Price has been paid to the holders of the Series A Preferred Stock, the holders of at least a majority of the voting power of the then outstanding Series A Preferred Stock may rescind such election by providing written notice thereof to the Corporation. Until the aggregate Series A Preferred Redemption Price has been paid in cash for all shares of Series A Preferred Stock redeemed as of the applicable Series A Preferred Redemption Date, (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the Series A Preferred Stock and the Redeemable Preferred Stock); and (B) no shares of capital stock of the Corporation (other than the Series A Preferred Stock in accordance with this Section B.3 and the Redeemable Preferred Stock in accordance with Section C.4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

                (c) Redemption Prohibited. If, at a Series A Preferred Redemption Date, the Corporation is prohibited under the Corporations Code of the State of California from redeeming all shares of Series A Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series A Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed, in whole or in part as permitted under this sentence, as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Corporations Code of the State of California. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in these Articles. In the event that the Corporation fails to redeem, for any reason, shares for which redemption is required pursuant to this Section B.3, then during the period from the applicable Series A Preferred Redemption Date through the date on which such shares are redeemed, the applicable Series A Preferred Redemption Price of such shares shall continue to accumulate and grow through accrual of dividends pursuant to Section B.3(d) and shall bear interest at the per annum rate of four percent (4%), compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to the extent required to eliminate such excess.

                (d) Dividend After Convertible Preferred Redemption Date. From and after a Series A Preferred Redemption Date, no shares of Series A Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section B.1; provided, however, that in the event that shares of Series A Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.3(c) or the Corporation shall fail to redeem such shares for any reason, such shares shall continue to accrue and be entitled to dividends until the date on which such shares are actually redeemed by the Corporation.

                (e) Surrender of Certificates. The Corporation shall give, not less than 20 days prior to the Series A Preferred Redemption Date, written notice (the "Redemption Notice") to all holders of the Series A Preferred Stock, which shall require each holder submitting shares for redemption to surrender to the Corporation on or before the Series A Preferred Redemption Date, at the place designated in the Redemption Notice, such holder's certificate or certificates representing the shares of Series A Preferred Stock to be redeemed. On or prior to the Redemption Date, each holder of shares of Series A Preferred Stock submitted for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation, at the place designated in the Redemption Notice, and shall thereupon be entitled to receive payment of the Series A Preferred Redemption Price by wire transfer of immediately available funds. In the event the certificate or certificates are lost, stolen or missing, the holder of Series A Preferred Stock shall deliver an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the place set forth in the Redemption Notice. Each surrendered certificate shall be cancelled and retired; provided, however, that the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for any shares of Series A Preferred Stock not so redeemed.

        4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

                (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, without payment of any additional consideration, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into Common Stock. The number of shares of Common Stock into which a holder of Series A Preferred Stock shall be entitled upon conversion shall be determined by dividing $5.625 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Issue Price") by the Series A Conversion Price per share in effect at the time that the certificate is surrendered for conversion. The Series A Conversion

Price per share shall initially be the Series A Issue Price, subject to adjustment as hereinafter provided (the "Series A Conversion Price").

                (b) Automatic Conversion Upon QPO. Each share of Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock as of, and in all cases subject to, the closing of the Corporation's first QPO (as defined below in this Section B.4(b)); provided, that if a closing of a QPO occurs, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock as provided herein immediately prior to such closing. Any such conversion shall be at the Series A Conversion Price in effect upon the closing of the QPO. "QPO" and "Qualified Public Offering" mean a firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided, that such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds after deducting underwriting discounts and commissions attributable to sales for the account of the Corporation exceed $25,000,000 at a per share price to public (as set forth in the final prospectus in connection with such public offering) equal to at least $8 (subject to adjustment for stock splits, combinations, stock dividends or recapitalizations).

                (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall also give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                (d) Conversion Price Adjustments of Series A Preferred Stock for Certain Issuances, Splits and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Series A Conversion Price shall, simultaneously with the happening of such dividend, subdivision, split or combination, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of

Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. An adjustment made pursuant to this Section B.4(d) shall be given effect upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date hereof.

                (e) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities, evidences of indebtedness or other property of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

        If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section B.4), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                (f) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section B.4) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section B.4 (including without limitation provisions for adjustment of the Series A Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

                (g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                (h)     No Fractional Shares and Certificate as to Adjustments.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section B.4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock (including shares of Series A Preferred Stock issuable upon conversion of the Redeemable Preferred Stock), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock (including shares of Series A Preferred Stock issuable upon conversion of the Redeemable Preferred Stock); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                (j) Notices. Any notice required by the provisions of this Section B.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

        5.      Voting Rights.

                (a) The holder of each share of Series A Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except with respect to the election of directors as provided in Section 5(b) below, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

                (b) Without limiting the generality of the foregoing paragraph (a), the holders of the Series A Preferred Stock shall be entitled to elect one (1) director of the Corporation at each annual election of directors, and the holders of the Common Stock (voting together as a single class without the Series A Preferred Stock) shall be entitled to elect the remaining number of directors to be elected at such time.

        In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section B.5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of such shareholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at such meeting or pursuant to such written consent.

        6. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, and shall not allow any subsidiary to, directly or indirectly, in one or a series of related transactions, as the case may be, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock through any amendment of these Articles of Incorporation or the Corporation's Bylaws;

                (b) pay any dividend (other than a stock dividend payable in Common Stock) on, or repurchase any shares of, Common Stock or other junior securities (or securities convertible thereinto), except for (i) the repurchase of up to 9,880,000 shares of Common Stock from a shareholder of the Corporation (or his affiliate) pursuant to a Repurchase Agreement dated on or about April 30, 1999 between the Corporation and such shareholder; (ii) the redemption or repurchase of Common Stock valued at a maximum of $100,000 per annum issued pursuant to the Corporation's Stock Option Plan pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof; (iii) the repurchase of Common Stock at a price of up to $750,000 from an employee of the Corporation pursuant to an agreement between such employee and the Corporation dated April 1, 1998; (iv) the repurchase of shares of Common Stock from a co-founder of the Corporation in one or a series of transactions with an aggregate value of up to $10,000,000 at a price per share of not more than $10; or (v) the repurchase of Common Stock pursuant to, and only to the extent required by, the Shareholders' Agreement dated on or about April 30, 1999, by and among the Corporation and certain other persons specified therein.

                (c) (i) authorize or issue any shares of capital stock with rights, preferences or privileges on parity with or senior to the Series A Preferred Stock except that the Corporation may authorize a new series of preferred stock with rights with respect to dividends and on liquidation junior to the Series A Preferred Stock if the proceeds of the sale of such stock is used to redeem in full the Redeemable Preferred Stock (as defined below) or (ii) issue any additional shares of Series A Preferred Stock (other than upon conversion of the Redeemable Preferred Stock) or reissue any shares of the Series A Preferred Stock or Redeemable Preferred Stock redeemed or otherwise acquired by the Corporation;

                (d) reclassify any outstanding shares into shares having rights as to dividends or a liquidation preference on parity with or senior to the Series A Preferred Stock;

                (e) effect any Liquidation Event that results in a distribution to the holders of Series A Preferred Stock of less than the aggregate Series A Preferred Stock Liquidation Preference Amount, including (i) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for any purpose of changing the domicile of the Corporation), unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale (after giving effect to the full conversions of the Series A Preferred Stock into Common Stock) will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition), hold at least 50% of the voting power of the surviving or acquiring entity, or (ii) a sale of all or substantially all of the assets of the Corporation;

                (f) take any action that decreases or increases the authorized number of shares of capital stock, other than in connection with a QPO;

                (g) incur any debt obligations with a term of in excess of one year ("Long Term Debt") other than: (i) up to $10 million of Long Term Debt pursuant to a credit agreement to be entered into between the Corporation and a senior lender on or about April 30, 1999; (ii) up to $10 million of Long Term Debt to be used solely to redeem the Redeemable Preferred Stock; and (iii) up to $3.5 million of additional Long Term Debt;

                (h) change its outside auditors, other than to a nationally recognized "Big-Five" firm; or

                (i) pledge as collateral any material intellectual property rights of the Corporation, except and only to the extent required by the Corporation's senior credit facility to be entered into in April 1999.

        C.      Redeemable Preferred Stock.

                1. Designation; Ranking. A total of One Million Eight Hundred Thousand (1,800,000) shares of the Corporation's Preferred Stock shall be designated as Series B Redeemable Preferred Stock, no par value per share (the "Redeemable Preferred Stock").

                2. Dividends. The holders of shares of Redeemable Preferred Stock will be entitled to receive, out of any funds legally available therefor, cumulative dividends (the "Series B Dividends") at the rate of 18% of the Redeemable Base Liquidation Amount (as defined below) per share per annum (appropriately adjusted for stock splits, combinations and the like) for each share of Redeemable Preferred Stock then held by them commencing from the date on which the Redeemable Preferred Stock is first issued (the "Redeemable Preferred Stock Issue Date"). All dividends shall be cumulative without interest (except as provided in Section C.4(c)) whether or not earned or declared, on a daily basis from the Series B Preferred Stock Issue Date, and shall be payable annually in arrears on each one-year anniversary of the Redeemable Preferred Stock Issue Date (the "Redeemable Preferred Stock Dividend Date"). Dividends may be declared and paid upon shares of any series of Preferred Stock and Common Stock in any fiscal year of the Corporation, only if dividends shall have been paid to or declared and set apart upon all shares of Redeemable Preferred Stock, at the rate specified in the foregoing sentence, and all redemptions then due and payable on such Preferred Stock and the Redeemable Preferred Stock shall have been paid in full or set apart for payment in full.

                3. Liquidation Preference. Without limiting the rights of holders to redeem or convert the Redeemable Preferred Stock under Sections 4 or 5 hereof, and in the time periods specified therein, upon any Liquidation Event, each holder of an outstanding share of Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for the distribution to shareholders, whether such assets are capital, surplus or earnings, and before any amount shall be paid or distributed to the holders of Series A Preferred Stock or Common Stock or of any other stock ranking on liquidation, dissolution or winding up of the Corporation, junior to the Redeemable Preferred Stock, an amount in cash equal to the sum of (a) $5.625 per share of Redeemable Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock) (the "Redeemable Base Liquidation Amount"), plus (b) any accrued but unpaid dividends in respect of the shares of Redeemable Preferred Stock plus an amount equal to a prorated dividend from the last Redeemable Preferred Stock Dividend Date to the date fixed for liquidation, dissolution or winding up (the sum of clauses (a) and (b) being referred to herein as the "Redeemable Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Redeemable Liquidation Preference Amount are not paid in full, the holders of the Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

        4.      Redemption.

                (a)     Redemption Events.

                        (i) Upon Election of Holders. At any time after the date that is one (1) year following the Redeemable Preferred Stock Issue Date, or, if earlier, upon consummation of a QPO, upon the election of the holder or holders of not less than a majority of the outstanding Redeemable Preferred Stock, the Corporation shall redeem in cash up to all of the outstanding shares of Redeemable Preferred Stock so elected for redemption. Any holder of Redeemable Preferred Stock may exercise such holder's right of redemption pursuant to this Section C.4(a)(i) by such holder giving the Corporation not less than thirty (30) days prior written notice, except in the case of a QPO, in which case such holder shall provide not less than fifteen (15) days prior written notice, which notice shall set forth the date for such redemption and the number of shares of Redeemable Preferred Stock to be redeemed. If the redemption is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the redemption may, at the option of the holders, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering.

                        (ii) Upon Election of Corporation. The Corporation may elect to redeem in cash up to all of the outstanding shares of Redeemable Preferred Stock prior to one (1) year following the Redeemable Preferred Stock Issue Date. The foregoing election shall be made by the Corporation giving each holder of Redeemable Preferred Stock written notice not less than ten (10) days prior to the date of such redemption. If the redemption is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the redemption may, at the option of the Company, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering.

                (b) Redemption Date, Redemption Price. Any date upon which a redemption shall actually occur in accordance with Section C.4(a) shall be referred to as a "Series B Preferred Redemption Date." The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section C.4 shall be the per share Redeemable Liquidation Preference Amount applicable as of the date of such redemption (the "Series B Preferred Redemption Price"); provided, however, that if dividends on the Redeemable Preferred Stock have accrued for less than one month at the time of such redemption, the Series B Preferred Redemption Price shall include an amount equal to the amount of dividends that would have accrued over a one-month period. The aggregate Series B Preferred Redemption Price shall be payable in cash in immediately available funds on the Series B Preferred Redemption Date. Until the aggregate Series B Preferred Redemption Price has been paid in cash for all shares of Redeemable Preferred Stock redeemed as of the applicable Series B Preferred Redemption Date,

(A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the Redeemable Preferred Stock); and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with this Section C.4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

                (c) Redemption Prohibited. If, at a Series B Preferred Redemption Date, the Corporation is prohibited under the Corporations Code of the State of California from redeeming all shares of Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares or a pro-rata basis among the holders of Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed, in whole or in part as permitted under this sentence, as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Corporations Code of the State of California. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in these Articles. In the event that the Corporation fails to redeem, for any reason, shares for which redemption is required pursuant to this Section C.4, then during the period from the applicable Series B Preferred Redemption Date through the date on which such shares are redeemed, the applicable Series B Preferred Redemption Price of such shares shall continue to grow through accrual of dividends pursuant to Section C.4(d) and shall bear interest at the per annum rate of four percent (4%) compounded annually; provided, however, that in no event shall such interest exceed the Maximum Permitted Rate. In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to the extent required to eliminate such excess.

                (d) Dividend After Redeemable Preferred Redemption Date. From and after a Series B Redemption Date, no shares of Redeemable Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section C.1; provided, however, that in the event that shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section C.4(c) or the Corporation shall fail to redeem such shares for any reason, such shares shall continue to accrue and be entitled to dividends until the date on which such shares are actually redeemed by the Corporation.

                (e) Surrender of Certificates. The Corporation shall give, not less than 10 days prior to the Series B Preferred Redemption Date, a Redemption Notice to all holders of the Redeemable Preferred Stock which shall require each holder submitting shares or required to submit shares for redemption to surrender to the Corporation on or before the Series B Redemption Date, at the place designated in the Redemption Notice, such holder's certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed. On or prior to the Series B Redemption Date, each holder of shares of Redeemable Preferred Stock submitted for redemption or required to be submitted for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation, at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the appropriate Series B Redemption Price by wire transfer of immediately available funds. In the event the certificates are lost, stolen or missing, the holder of Redeemable Preferred Stock shall deliver an

Affidavit of Loss with respect to such certificates at the place set forth in the Redemption Notice. Each surrendered certificate shall be canceled and retired; provided, however, that if the holder has exercised its right pursuant to Section C.4(a)(i) or the Corporation has exercised its right pursuant to Section C.4(a)(ii), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Redeemable Preferred Stock not so redeemed.

        5. Conversion. The holders of the Redeemable Preferred Stock shall have conversion rights as follows:

                (a) Right to Convert. Each share of Redeemable Preferred Stock shall be convertible, at the option of the holder thereof, without payment of any additional consideration, at any time following the date that is one (1) year following the Redeemable Preferred Stock Issue Date and for so long as all of the then outstanding shares of Series A Preferred Stock have not been converted to Common Stock pursuant to Section B.4(b), at the office of the Corporation or any transfer agent for such stock, into Series A Preferred Stock. The number of shares of Series A Preferred Stock into which a holder of Redeemable Preferred Stock shall be entitled upon conversion shall be determined by dividing $5.625 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Redeemable Preferred Stock Issue Price") by the Series B Conversion Price per share in effect at the time that the certificate is surrendered for conversion. The Series B Conversion Price per share shall initially be the Redeemable Preferred Stock Issue Price, subject to adjustment as hereinafter provided (the "Series B Conversion Price").

                (b) Automatic Conversion Upon Notice by the Corporation. Each share of Redeemable Preferred Stock shall automatically be converted, without the payment of any additional consideration, for so long as all of the then outstanding shares of Series A Preferred Stock have not been converted to Common Stock pursuant to Section B.4(b), into shares of Series A Preferred Stock, at the Series B Conversion Price, immediately upon written notice provided to the holders of Redeemable Preferred Stock by the Corporation at any time prior to the date that is one (1) year following the Redeemable Preferred Stock Issue Date (a "Mandatory Conversion Notice").

                (c) Mechanics of Conversion. Before any holder of Redeemable Preferred Stock shall be entitled to receive shares of Series A Preferred Stock upon election to convert such Redeemable Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Redeemable Preferred Stock and shall also give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued. The effectiveness of any conversion under this Section 5(c) shall be contingent upon the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Corporation shall file promptly any required notification thereunder and pay all filing fees required by it to be paid in connection therewith. The Corporation shall, as soon as practicable thereafter or as soon as practicable after delivering a Mandatory Conversion Notice to such holder, but in any event not later than the fifth (5th) business day following the effective date of such conversion as hereinafter provided, issue and deliver at such office to such holder of Redeemable Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Series A Preferred Stock to which such holder shall be entitled as aforesaid plus any accrued but unpaid dividends on the Redeemable Preferred Stock on the date of such conversion and, if not paid on such date, continued accruing dividends on such Redeemable Preferred Stock through the date of payment (plus interest at a per annum rate of four percent (4%) compounded annually on the amount of such unpaid dividend from the date of such conversion through the date of payment), payable in cash by wire transfer of immediately available funds, provided, however, that if the date of conversion occurs less than one month after the Redeemable Preferred Stock Issue Date, the amount of dividends payable upon such conversion shall equal the amount of dividends that would have accrued over a one-month period. In the event that fulfillment of the provisions of the foregoing sentence results in a rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled thereunder shall be reduced automatically to the extent required to eliminate such excess. Until the foregoing dividend amount shall have been paid in cash for all shares of Redeemable Preferred Stock so converted, (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the Redeemable Preferred Stock, and the dividend amount on the Redeemable Preferred Stock so converted); and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with Section C.4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. Such conversion shall be deemed to have been made immediately prior to the close of business (i) on the date of such surrender of the shares of Redeemable Preferred Stock to be converted or (ii) the date the Corporation issues the Mandatory Conversion Notice, and the person or persons entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred Stock.

                (d) Conversion Price Adjustments of Series A Preferred Stock for Certain Issuances, Splits and Combinations. Upon the issuance of additional shares of Series A Preferred Stock as a dividend or other distribution on outstanding Series A Preferred Stock, the subdivision of outstanding shares of Series A Preferred Stock into a greater number of shares of Series A Preferred Stock, or the combination of outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock, the Series B Conversion Price shall, simultaneously with the happening of such dividend, subdivision, split or combination, be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding immediately after such event. An adjustment made pursuant to this Section C.5(d) shall be given effect upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date hereof.

                (e) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Series A Preferred Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Redeemable Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Series A Preferred Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Redeemable Preferred Stock been converted into Series A Preferred Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

        If the Series A Preferred Stock issuable upon the conversion of the Redeemable Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section C.5), then and in each such event the holder of each share of Redeemable Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Series A Preferred Stock into which such shares of Redeemable Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                (f) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Series A Preferred Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section C.5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Redeemable Preferred Stock shall thereafter be entitled to receive upon conversion of the Redeemable Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Series A Preferred Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Redeemable Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section C.5 (including without limitation provisions for adjustment of the Series B Conversion Price and the number of shares purchasable upon conversion of the Redeemable Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Redeemable Preferred Stock.

                (g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Redeemable Preferred Stock against impairment; provided, however, that the foregoing shall not be construed as preventing the conversion of the Series A Preferred Stock into Common Stock pursuant to Section B.4 hereof.

                (h)     No Fractional Shares and Certificate as to Adjustments.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of Redeemable Preferred Stock, and the number of shares of Series A Preferred Stock to be issued shall be rounded up to the nearest whole share.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section C.5, or upon the conversion of the Series A Preferred Stock into Common Stock pursuant to Section B.4 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Redeemable Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Redeemable Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series B Conversion Price at the time in effect, and (C) the number of shares of Redeemable Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Redeemable Preferred Stock.

                (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times during which the Redeemable Preferred Stock is convertible to Series A Preferred Stock, reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock (and corresponding shares of Common Stock), solely for the purpose of effecting the conversion of the shares of Redeemable Preferred Stock, such number of its shares of Series A Preferred Stock (and corresponding shares of Common Stock) as shall from time to time be sufficient to effect the conversion of all outstanding shares of Redeemable Preferred Stock (and corresponding shares of Series A Preferred Stock); and if at any such time the number of authorized but unissued shares of Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Redeemable Preferred Stock, in addition to such other remedies as shall be available to the holder of such Redeemable Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series A Preferred Stock to such number of shares as shall be sufficient for such purposes.

                (j) Notices. Any notice required by the provisions of this Section C.5 to be given to the holders of shares of Redeemable Preferred Stock shall be deemed effectively given upon personal delivery to the party to be notified or (if first transmitted by telecopier, with confirmation of transmission having been received by the transmitting party) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

        6.      Voting.

                (a) Voting Generally. Except with respect to the election to redeem the Redeemable Preferred Stock pursuant to Section C.4, the holders of Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the Corporations Code of the State of California.

                (b) Waiver of Notice. The holder or holders of not less than a majority in voting power of the outstanding shares of Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon the holders of all such securities

        7. Protective Provisions. So long as any shares of Redeemable Preferred Stock are outstanding, the Corporation shall not, and shall not allow any subsidiary to, directly or indirectly, in one or more or a series of related transactions, as the case may be, without first obtaining the approval (by vote if written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Redeemable Preferred Stock:

                (a) alter or change the rights, preferences or privileges of the shareholders of Redeemable Preferred Stock through any amendment of these Articles of Incorporation or the Corporation's Bylaws;

                (b) pay any dividend (other than a stock dividend payable in Common Stock) on, or repurchase any shares of, Common Stock or other junior securities (or securities convertible thereinto), except for (i) the repurchase of up to 9,880,000 shares of Common Stock from a shareholder of the Corporation (or his affiliate) pursuant to a Repurchase Agreement dated on or about April 30, 1999, between the Corporation and such shareholder (ii) the redemption or repurchase of Common Stock valued at a maximum of $100,000 per annum issued pursuant to the Corporation's Stock Option Plan pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof; (iii) the repurchase of Common Stock at a price of up to $750,000 from an employee of the Corporation pursuant to an agreement between such employee and the Corporation dated April 1, 1998; (iv) the repurchase of shares of Common Stock from a co-founder of the Corporation (or his affiliates) in one or a series of transactions with an aggregate value of up to $10,000,000 at a price per share of not more than $10; or (v) the repurchase of Common Stock pursuant to, and only to the extent required by, the Shareholders' Agreement dated on or about April 30, 1999, by and among the Corporation and certain other persons specified therein.

                (c) (i) authorize or issue any shares of capital stock with rights, preferences or privileges on parity with or senior to the Redeemable Preferred Stock, except that the Corporation may, subject to Section B.6(c), authorize a new series of preferred stock with rights with respect to dividends and on liquidation junior to the Redeemable Preferred Stock if the proceeds of the sale of such stock is used to redeem in full the Redeemable Preferred Stock, or (ii) issue any additional shares of Series A Preferred Stock or reissue any shares of the Series A Preferred Stock or Redeemable Preferred Stock redeemed or otherwise acquired by the Corporation;

                (d) reclassify any outstanding shares into shares having rights as to dividends or a liquidation preference on parity with or senior to the Redeemable Preferred Stock; or

                (e) effect any Liquidation Event that results in a distribution to the holders of the Redeemable Preferred Stock of less than the aggregate Redeemable Liquidation Preference Amount, including (i) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitations, any reorganization, merger or consolidation, but excluding any merger effects exclusively for any purpose of changing the domicile of the Corporation), unless the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition), hold at least 50% of the voting power of the surviving or acquiring entity, or (ii) a sale of all or substantially all of the assets of the Corporation;

                (f) take any action that decreases or increases the authorized number of shares of capital stock, other than in connection with a QPO;

                (g) change its outside auditors, other than to a nationally recognized "Big-Five" firm;

                (h) incur any Long Term Debt that would materially impair the Corporation's ability to redeem the Redeemable Preferred Stock; or

                (i) pledge as collateral any material intellectual property rights of the Corporation, except and only to the extent required by the Corporations senior credit facility to be entered into in April 1999.

        D.      The Common Stock.

                1. Dividend Rights. Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section B.2 and C.3 of this Article III.

                3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                Section 1. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                Section 2. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, votes of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                THREE: The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation.

                FOUR: The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with the Articles of Incorporation of this Corporation and Section 902 and Section 903 of the California Corporations Code. The Corporation has one class of stock outstanding and entitled to vote with respect to the attached Amended and Restated Articles of Incorporation. The number of outstanding shares of the Corporation is 29,042,000 shares of Common Stock. The number of shares of Common Stock voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required.



                            (SIGNATURE PAGE FOLLOWS)

                IN WITNESS WHEREOF, the undersigned have executed this certificate on April 13, 1999.



                                           /s/ David Doyle
                                        ----------------------------------------
                                           David Doyle
                                           President



                                           /s/ John Laskey
                                        ----------------------------------------
                                           John Laskey
                                           Chief Financial Officer

                The undersigned further declare under penalty of perjury under the laws of the State of California that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof and that the statements therein are true.

                Executed at Newport Beach, California on April 13, 1999.




                                           /s/ David Doyle
                                        ----------------------------------------
                                           David Doyle
                                           President



                                           /s/ John Laskey
                                        ----------------------------------------
                                           John Laskey
                                           Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              QUEST SOFTWARE, INC.
                           (A CALIFORNIA CORPORATION)


                The undersigned Vincent C. Smith and John J. Laskey hereby certify that:

                1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Quest Software, Inc., a California corporation (the "Corporation").

                2. Paragraph A of Article III of the Amended and Restated Articles of Incorporation of the Corporation, as amended through the date of this filing (the "Articles"), shall be amended and restated to read in full as follows:

                        A. Classes of Stock. The Corporation is authorized to
                issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Eighty-One Million Three Hundred Thousand (81,300,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is Six Million Three Hundred Thousand (6,300,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Seventy-Five Million (75,000,000). The Preferred Stock shall have no par value and the Common Stock shall have no par value. Effective immediately upon the filing of this Certificate of Amendment, every two (2) outstanding shares of Common Stock shall be split and automatically converted, without any further action on the part of the holder thereof, into three (3) shares of Common Stock. No fractional shares shall be issued in connection with the stock split.

                3. The foregoing amendment of the Articles has been duly approved by the Board of Directors of the Corporation.

                4. The foregoing amendment of the Articles has been duly approved by the required vote of shareholders in accordance with the Articles and Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 24,257,045 shares of capital stock, 2,666,667 shares of Series A Preferred Stock and 1,777,778 shares of Series B Redeemable Preferred Stock. The number of shares of capital stock voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of capital stock of the Corporation, a majority of the outstanding shares of Series A Preferred Stock of the Corporation, and a majority of the outstanding shares of Series B Redeemable Preferred Stock of the Corporation.

                We further declare under penalty of perjury under the laws of the State of California that we have read this Certificate and that the matters set forth herein are true and correct of our own knowledge.

                Executed at Newport Beach, California on May 21, 1999.


                                        /s/ Vincent C. Smith
                                        ----------------------------------------
                                        Vincent C. Smith
                                        Chief Executive Officer


                                        /s/  John J. Laskey
                                        ----------------------------------------
                                        John J. Laskey
                                        Secretary


                                       2